Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-70943, 333-53312, 333-105816, 333-161404) and Form S-8 (Nos. 333-05737, 333-24577, 333-37733, 333-70933, 333-38596, 333-45650, 333-53334, 333-61844, 333-61842, 333-102285, 333-111032, 33-144039) of Watson Pharmaceuticals, Inc. of our report dated February 21, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Orange County, CA
February 21, 2011